EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106552) of Dreyer’s Grand Ice Cream Holdings, Inc. of our report dated March 7, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Francisco, California
March 7, 2005